UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 13, 2004

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-10542
(Commission File Number)

11-2165495
(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina
(Address of principal executive offices)

27410
(Zip Code)

(336) 294-4410
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

As previously disclosed, E.I. DuPont De Nemours and Company ("DuPont") has been pursuing a claim against Unifi, Inc. ("Unifi" or the "Company"). On January 13, 2004, Unifi received a Demand For and Notice of Arbitration from DuPont dated January 12, 2004 (the "Arbitration Notice"). The Arbitration Notice claims that the Company breached its "Transition Period" purchasing obligation from DuPont and implied covenant of good faith and fair dealing to DuPont (collectively herein referred to as the "Transition Period Claims") under the terms of the POY Manufacturing Alliance Agreements dated June 1, 2000. In the Arbitration Notice, DuPont claims the damage to it by the Company is "not less than approximately $13 million in damages." As previously disclosed, DuPont had earlier brought these claims against the Company in a prior arbitration proceeding where it alleged the Transition Period Claims amounted to $17.6 million. In the earlier arbitration proceeding, the Transition Period Claims were dismissed by the Arbitration Panel as the Transition Period Claims were not properly brought before it.

The Company continues to deny DuPont's allegations and intends to vigorously defend against DuPont's claims. However, the outcomes of these claims are uncertain at this time and any damages awarded to DuPont could be materially more or less than the amount asserted. The ultimate resolution of these matters could be material to Unifi's financial position, results of operations and cash flows.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        UNIFI, INC.

                                                                                        By: /s/ CHARLES F. MCCOY
                                                                                              Charles F. McCoy
                                                                                              Vice President, Secretary and General
                                                                                                  Counsel

  Dated: January 21, 2004